Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-198310, 333-174837, 333-171092, 333-166181, 333-166180, 333-147566, 333-107546, 333-100629, 333-61272, 333-51792, 333-42376, 333-73061, 333-66397, 333-45795, 333-45791 and 333-45789 on Form S-8, in Registration No. 333-171134 on Form S-1 as amended by Post-Effective Amendment No. 2 on Form S-3, and in Registration Nos. 333-195702, 333-191506, 333-191050, 333-173576, 333-90864, 333-62696 and 333-71915 on Form S-3 of Identive Group, Inc. and Subsidiaries (subsequently renamed to Identiv, Inc., the “Company”); of our report dated March 31, 2014 (except for the effects of change in segments discussed in Note 1, 8 and 12, as to which the date is September 2, 2014), with respect to the consolidated financial statements and the 2013 and 2012 figures presented in the schedule of the Company included in this Current Report (Form 8-K) of the Company .

/s/ Bostedt	/s/ Richter
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Munich, Germany

September 2, 2014